EXHIBIT 10.1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”), dated as of June 8, 2021 (the “Signing Date”), is by and among the seller identified on the signature pages annexed hereto (the “Seller”) and the buyers identified on the signature pages annexed hereto (each a “Buyer”, and collectively, the “Buyers”).

W I T N E S S E T H:

WHEREAS, the Seller owns, in the aggregate, 593,260 shares (the “Shares”) of common stock, $0.0001 par value per share (the “Common Stock”) of Hydrofarm Holdings Group, Inc. (the “Issuer”); and

WHEREAS, the Seller owns warrants issued on August 28, 2018, which currently entitle the holder to purchase up to an aggregate of 296,630 shares of Common Stock (the “Warrant Shares”), at a current exercise price of $16.86, a copy of which is attached hereto as Exhibit A (the “Warrants”), with all Warrants having an expiration date of December 14, 2023; and

WHEREAS, the parties hereto desire that the Seller sells, transfer, convey and assign to Buyers, and Buyers purchase and acquire from the Seller, the Shares and the Warrants and any and all rights and benefits incident to the ownership thereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Sale and Purchase of Shares and Warrants; Settlement.

1.1 Sale and Purchase.

(a) Subject to the terms and conditions of this Agreement, on the date of the closing (the “Closing”) of all of the transactions contemplated under this Agreement (the “Closing Date”), the Seller shall sell, convey, assign and deliver to Buyers, and Buyers shall purchase from the Seller, the Shares and the Warrants and any and all rights and benefits incident to the ownership thereof.

(b) The purchase price payable by the Buyers to the Seller for the Shares shall be determined on or prior to the Closing Date based on a price per Share equal to 90% of the average VWAP (as defined Section 1.1(j) hereafter) of the Common Stock for the three (3) consecutive trading days beginning on June 8, 2021 (the “Per Share Purchase Price”), with the aggregate purchase price equaling the total number of Shares being purchased by the Buyers multiplied by the Per Share Price.

(c) The purchase price payable by the Buyers to the Seller for the Warrants shall be determined on or prior to the Closing Date based on a price per Warrant equal to 90% of the average VWAP of the Common Stock for the three (3) consecutive trading days beginning on June 8, 2021, less $16.86 (the “Per Warrant Purchase Price”), with the aggregate purchase price equaling the total number of Warrants being purchased by the Buyers multiplied by the Per Warrant Purchase Price.

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(d) The allocation of Shares and Warrants being purchased by the Buyers and the purchase price payable for the Shares and Warrants, as between the Buyers, shall be as set forth set forth on Schedule 1 annexed hereto. No later than three (3) Business Days following the Signing Date, Buyers shall wire to the Escrow Agent (as defined below) as detailed in the Escrow Agreement (as defined below) the sum of $3,990,266 (the “Contract Deposit”). As used herein, the term “Business Day” shall refer to any day except Saturday, Sunday, any day which is a federal legal holiday in the United States, or any day on which the Federal Reserve Bank of New York is closed. In the event the Contract Deposit is not funded within three (3) Business Days following the Signing Date, Seller shall have the unilateral right, in their sole and absolute discretion, to terminate this Agreement by written notice to the Buyers.

(e) Within two (2) Business Days after the Contract Deposit has been funded to the Escrow Account (as such term is defined in the Escrow Agreement), the Seller shall deliver to the Issuer’s transfer agent (the “Transfer Agent”) applicable transfer powers and any other certifications and representations, as shall be reasonably be requested by the Issuer and the Transfer Agent for the transfer of the Shares to the Buyers.

(f) Within two (2) Business Days after the Contract Deposit has been funded to the Escrow Account, the Seller shall deliver or cause to be delivered to the Transfer Agent the Warrants, together with applicable transfer powers and any other certifications and representations, as shall be reasonably be requested by the Issuer and the Transfer Agent, for the transfer of the Warrants to the Buyers (collectively, the “Transfer Package”). The Transfer Package shall instruct the Transfer Agent to deliver to the Seller a Direct Registration System (DRS) Transaction Statement or Advice (the “DRS Statement”) with respect to the Warrants in the name of the Buyers (“New Warrants”), as instructed by Seller. In the event the Transfer Package is not timely delivered to the Transfer Agent pursuant to this Section 1.1(f), Buyers shall have the unilateral right, in their sole and absolute discretion, to terminate this Agreement by written notice to Seller and the Escrow Agent and receive back the entire Contract Deposit.

(g) Upon Seller’s receipt of the DRS Statement in the name of the Buyers, Seller will promptly provide written notice to the Buyers, which written notice shall include the DRS Statement (the “New Warrants Notice”). In the event the New Warrants Notice is not delivered on or before June 16, 2021, the Buyers shall have the unilateral right, in their sole and absolute discretion, to terminate this Agreement by written notice to the Seller and Escrow Agent, and Buyers shall be entitled to receive a refund of the entire Contract Deposit.

(h) Upon Buyers’ receipt of the New Warrants Notice, the Buyers shall promptly wire transfer the Purchase Price, less the Contract Deposit (such amount the “Purchase Balance”) to the Escrow Account, and the parties will proceed to consummate the Closing as provided herein. In the event the Purchase Balance is not delivered to the Escrow Account within three (3) Business Days from the date of Buyers’ receipt of the New Warrants Notice, the Seller shall have the unilateral right, in their sole and absolute discretion, to terminate this Agreement by written notice to Buyers and Escrow Agent and the Seller shall be entitled to receive the entire Contract Deposit.

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(i) Upon the Escrow Agent’s receipt of written notice of the consummation of the Closing, which shall be signed by the Seller and the Buyers (the “Closing Notice”), (i) the Contract Deposit and Purchase Balance shall be released to the Seller per the terms of the Closing Notice, and (ii) the New Warrants shall be promptly delivered and released by Seller to Buyers as instructed by Buyers.

(j) For the purposes hereof, “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on the Nasdaq Global Select Market or any other exchange on which the Common Stock is traded (each a “Trading Market”), the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the trading market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a trading day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Buyers and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

1.2 Other Agreements. Buyers and Seller shall enter into an Escrow Agreement with Sullivan & Worcester LLP (the “Escrow Agent”) in the form annexed hereto as Exhibit B or in such other manner as the parties may agree (the “Escrow Agreement”) on or prior to the date that the Contract Deposit is required to be funded by Buyers as set forth in Section 1.1(d) above.

1.3 Selling Agent. In consideration for its services as selling agent, in connection with the purchase and sale of the Shares and Warrants, pursuant to the provisions of this Agreement, the Seller shall pay to A.G.P./Alliance Global Partners a fee in the amount of 3% of the aggregate purchase price paid by the Buyers to the Seller for the Shares and the Warrants,. Such fee shall not reduce the aggregate purchase price paid by the Buyers to the Seller for the Shares and the Warrants.

1.4 Removal of Transfer Restrictions on Shares. Concurrent with the closing of the transactions contemplated herein and the transfer of the Shares to the Buyers, the parties will cooperate with each other and take any actions reasonably required for the removal of any transfer restrictions on the Shares, including the removal of the applicable restricted legends thereon, in compliance with the provisions of Rule 144 (“Rule 144”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) including, without limitation providing an opinion to the Issuer’s transfer agent as shall be required for the removal of such transfer restrictions.

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Section 2. Representations and Warranties of Buyers. Each Buyer, severally and not jointly, represents and warrants to the Seller, as of the date hereof and as of the Closing, as follows:

2.1 Organization; Authority. Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, partnership or other applicable power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder, and the execution, delivery and performance by the Buyer of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Buyer. This Agreement, when executed and delivered by the Buyer, will constitute a valid and legally binding obligation of the Buyer, enforceable against Buyer in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (c) to the extent the indemnification provisions contained herein may be limited by federal or state securities laws.

2.2 No Conflicts; Advice. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated thereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which the Buyer is a party. Buyer has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares and the Warrants.

2.3 No Litigation. There is no action, suit, proceeding, judgment, claim or investigation pending, or to the knowledge of the Buyer, threatened against the Buyer which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

2.4 Buyer Status. At the time the Buyer was offered the Shares and the Warrants, it was, at the date hereof it is, and on the Closing Date it will not be a “US Person” as defined in Regulation S promulgated under the Securities Act.

2.5 Consents. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person is required for the valid authorization, execution, delivery and performance by the Buyer of this Agreement and the consummation of the transactions contemplated hereby.

2.6 Non-Public Information. Buyer is not purchasing the Shares or the Warrants “on the basis of” (as defined in Rule 10b5-1 of the Exchange Act) any material, non-public information about the Warrant or the Issuer.

2.7 Tax Matters. Buyer expressly acknowledges and agrees that neither the Seller nor the Issuer, nor any of their respective agents, makes any representation to Buyer with respect to the tax treatment of the transactions contemplated by this Agreement. Buyer shall be solely responsible for its own tax liability that may arise as a result of the transactions contemplated herein.

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2.8 Reserved.

2.9 Sophisticated Buyer. Buyer (a) is a sophisticated individual or entity familiar with transactions similar to those contemplated by this Agreement, (b) has adequate information concerning the business and financial condition of the Issuer to make an informed decision regarding the purchase of the Shares and the Warrants, and (c) has independently made its own analysis and decision to enter into this Agreement. Buyer acknowledges that neither the Seller nor any affiliate of the Seller is acting as a fiduciary or financial or investment advisor to Buyer, and has not given Buyer any investment advice, opinion or other information on whether the acquisition of the Shares or the Warrants is prudent. Buyer acknowledges that (i) Seller currently may have, and later may come into possession of, information with respect to the Issuer that is not known to Buyer and that may be material to a decision to purchase the Shares and the Warrants (“Buyer Excluded Information”), (ii) Buyer has determined to purchase the Shares and the Warrants notwithstanding its lack of knowledge of the Buyer Excluded Information, and (iii) neither the Seller nor its affiliates shall have any liability to Buyers, and, to the fullest extent permitted by law, Buyer waives and releases any claims, whether known or unknown and whether or not suspected by Buyer to exist, that it might have against the Seller or its affiliates whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Buyer Excluded Information in connection with the purchase of the Shares and the Warrants and the transactions contemplated by this Agreement. Buyer acknowledges the price for the Shares and/or the Warrants may significantly appreciate or depreciate over time and by agreeing to purchase the Shares and the Warrants from the Seller pursuant to this Agreement, Buyer acknowledges that it will bear the risk of any decline in value of the Shares and/or the Warrants.

2.10 Securities Laws Restrictions on Transfer. Buyer understands that Buyer may not transfer any of the Warrants or Warrant Shares unless such Shares or Warrant Shares, as applicable, are registered under the Securities Act or qualified under applicable securities laws or unless an exemption from such registration is available. Buyer understands that only the Issuer may file a registration statement with the Securities and Exchange Commission and that the Issuer is under no obligation to do so with respect to the Warrants or the Warrant Shares.

2.11 Restricted Securities. Buyer understands that the Warrants it is purchasing are “restricted securities” under applicable U.S. federal and state securities laws and that under such laws and applicable regulations none of the Warrants or the Warrant Shares may be resold without registration under the Securities Act, unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

2.12 Understanding of Risks. Buyer is fully aware of: (a) the highly speculative nature of an investment in the Shares and the Warrants; (b) the financial hazards involved and (c) the lack of liquidity of the Shares and the Warrants and the restrictions on transferability of the Shares, the Warrants and the Warrant Shares.

2.13 Access to Information. Buyer has had access to all information regarding the Issuer and its present and prospective business, assets, liabilities and financial condition that Buyer reasonably considers important in making the decision to acquire the Shares and the Warrants, and Buyer has had ample opportunity to ask questions of the Issuer’s representatives concerning such matters.

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Section 3. Representations and Warranties of the Seller. The Seller represents and warrants to Buyers, as of the date hereof and as of the Closing, as follows:

3.1 Authorization of Agreement. Seller is either (i) an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, partnership or other applicable power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder, and the execution, delivery and performance by the Seller of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Seller or (ii) an individual who has the knowledge, authority, and capacity to enter into this Agreement. This Agreement, when executed and delivered by the Seller, will constitute a valid and legally binding obligation of the Seller, enforceable against Seller in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (c) to the extent the indemnification provisions contained herein may be limited by federal or state securities laws.

3.2 Title to the Shares and the Warrants. Seller is the lawful owner of the Shares and Warrants identified on Schedule 1 hereto, with respect to such Seller, with good and marketable title thereto, and the Seller has the absolute right to sell, assign, convey, transfer and deliver such Shares and Warrants and any and all rights and benefits incident to the ownership thereof, all of which rights and benefits are transferable by the Seller to Buyers pursuant to this Agreement, free and clear of all the following (collectively called “Claims”) of any nature whatsoever: security interests, liens, pledges, claims (pending or threatened), charges, escrows, encumbrances, lock-up arrangements, options, rights of first offer or refusal, community property rights, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral and whether or not relating in any way to credit or the borrowing of money. Delivery to Buyers of the Shares and Warrants will (i) pass good and marketable title to such Shares and Warrants to the applicable Buyer, free and clear of all Claims (assuming that the Buyer is a bona fide purchaser within the meaning of Section 8-302 of the New York Uniform Commercial Code), and (ii) convey, free and clear of all Claims, any and all rights and benefits incident to the ownership of such Shares and Warrants.

3.3 No Conflicts; Conditions Precedent; Advice. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated thereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which the Seller is a party. All conditions precedent to the Shares and Warrants have been satisfied and each of the Warrants is exercisable in accordance with its terms. Seller has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its sale of the Shares and Warrants. The Seller knows of no reason why the Shares, Warrants or Warrant Shares will not be accepted by the Buyers’ broker or clearing firm, as applicable.

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3.4 No Litigation. There is no action, suit, proceeding, judgment, claim or investigation pending, or to the knowledge of the Seller, threatened against the Seller which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

3.5 Consents. Other than consent by the Issuer, no authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person is required for the valid authorization, execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated thereby.

3.6 Bankruptcy. Seller is not under the jurisdiction of a court in a Title 11 or similar case (within the meaning of Bankruptcy Code Section 368(a)(3)(A) (or related provisions)) or involved in any insolvency proceeding or reorganization.

3.7 Employees and Affiliates. The Seller is not, as of the date of this representation, nor has Seller been for the last one hundred and twenty (120) days, an employee, officer, director or direct or indirect beneficial owner of more than ten percent (10%) of any class of equity security of the Issuer, or of any entity, directly or indirectly, controlling, controlled by or under common control with the Issuer, or otherwise been an “affiliate” as that term is used in Rule 144. For purposes of this paragraph, the “Seller” includes any person that would be included with the Seller for purposes of Rule 144(a)(2).

3.8 Form of Warrant. Copies of such Seller’s Warrants are attached as Exhibit A hereto, which Warrants have not been modified or amended since its delivery to the Buyers.

3.9 Availability of Rule 144. The Seller has held the Shares for more than one (1) year and has complied with all requirements under Rule 144 to permit the removal of all restricted legends from the Shares, upon the transfer of the Shares to the Buyers, as provided hereunder, and the Shares will be transferred to the Buyers free and clear of any such transfer restrictions.

3.10 Sophisticated Seller. Seller (a) is a sophisticated individual or entity familiar with transactions similar to those contemplated by this Agreement, (b) has adequate information concerning the business and financial condition of the Issuer to make an informed decision regarding the sale of the Shares and the Warrants, and (c) has independently and without reliance upon Buyers or Issuer, and based on such information and the advice of such advisors as Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement. Seller acknowledges that neither Buyers nor any affiliate of Buyers is acting as a fiduciary or financial or investment advisor to Seller, and has not given Seller any investment advice, opinion or other information on whether the sale of the Shares and the Warrants is prudent. Seller acknowledges that (i) Buyers currently may have, and later may come into possession of, information with respect to the Company that is not known to Seller and that may be material to a decision to sell the Shares and the Warrants (“Seller Excluded Information”), (ii) the Seller has determined to sell the Shares and the Warrants notwithstanding their lack of knowledge of the Seller Excluded Information, and (iii) neither Buyers nor any of their respective affiliates shall have any liability to Seller, and, to the fullest extent permitted by law, the Seller waives and releases any claims, whether known or unknown and whether or not suspected by Seller to exist, that they might have against Buyers or their respective affiliates whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Seller Excluded Information in connection with the sale of the Shares and the Warrants and the transactions contemplated by this Agreement. The Seller acknowledges the price for the Shares and/or the Warrants may significantly appreciate or depreciate over time and by agreeing to sell the Shares and the Warrants to Buyers pursuant to this Agreement, the Seller is giving up the opportunity to sell the Shares and/or the Warrants at a possible higher price in the future.

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3.12 Tax Matters. Seller expressly acknowledges and agrees that none of the Buyers nor the Issuer, nor any of their respective agents, makes any representation to Seller with respect to the tax treatment of the transactions contemplated by this Agreement. Seller shall be solely responsible for its own tax liability that may arise as a result of the transactions contemplated herein.

Section 4. Survival of Representations and Warranties; Etc. All representations and warranties of the Buyers and the Seller shall survive the Closing for a period of twelve months. The Seller may rely upon this Agreement for the purpose of assuring its compliance with applicable law.

Section 5. Indemnification.

Each party hereto shall indemnify, defend and hold harmless, the other party (and its respective affiliates, directors, officers, employees, successors and assigns) from and against any and all losses, claims, damages, liabilities and expenses based upon, arising out of or otherwise in respect of, any inaccuracy in, or any breach of, the representations or warranties of such party and the covenants or agreements made by such party in this Agreement.

Section 6. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed given upon delivery, when delivered personally, by email or by overnight courier or sent by fax (upon confirmation of receipt), or 72 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature pages hereto.

Section 7. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, and permitted assigns.

Section 8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, for example, www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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Section 9. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 10. Entire Agreement. This Agreement, together with the Escrow Agreement (collectively, the “Transaction Documents”), represents the entire agreement of the parties hereto and thereto with respect to the matters contemplated hereby and thereby, and there are no written or oral representations, warranties, understandings or agreements with respect thereto except as expressly set forth herein and therein.

Section 11. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by each party or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.

Section 12. Confidentiality. Each Buyer and each Seller hereby agrees, without the prior written consent of the other, to not disclose, and to otherwise keep confidential, the sale of the Shares and Warrants contemplated hereby, except to the extent that disclosure thereof is required by law, rule or regulation; provided, however, that the Buyers and the Seller may disclose information regarding such sale to their respective accountants, attorneys, limited partners, shareholders and other interest holders as required.

Section 13. Further Assurances. Each Buyer and Seller hereby agrees and provides further assurances that it will, in the future, execute and deliver any and all further agreements, certificates, instruments and documents and do and perform or cause to be done and performed, all acts and things as may be necessary or appropriate to carry out the intent and accomplish the purpose of this Agreement.

Section 14. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in persona jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in persona jurisdiction with respect thereto. Nothing contained in this Section 14 is intended to limit the applicability of Section 15.

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Section 15. Dispute Resolution.

(a) All disputes or claims arising under or in any way relating to this Agreement shall be settled by arbitration before a panel of three arbitrators (with one designated by the Buyers and one designated by the Seller, and the third arbitrator designated by the first two) pursuant to the rules of the American Arbitration Association. Any arbitrator designated by the Buyers or the Seller must be an “Independent Person.” For the purposes of this Section 15, an “Independent Person” shall be an individual who is not and has not been (i) a director, officer, employee, agent or shareholder of either party hereto, (ii) a consultant to either party hereto, (iii) a person with a direct or indirect financial interest in any contract with either party hereto, (iv) a director, officer or key employee of a company at a time when such company was party to a contract with either party hereto, or (v) a relative of any person referred to in clauses (i), (ii), (iii) or (iv) above. As used in the immediately preceding sentence, the term “either party hereto” shall be deemed to include any affiliates of the parties hereto. Any such arbitration shall take place in New York City. Arbitration may be commenced at any time by either party hereto giving written notice to the other party hereto that such dispute has been referred to arbitration under this Section 15. The third arbitrator shall be selected as prescribed above, but if the first two arbitrators do not so agree within 30 days after the date of the notice referred to above, the selection shall be made pursuant to the rules of the American Arbitration Association from the Commercial Arbitration Panel maintained by such Association. Any award rendered by the arbitrators shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrators giving the reasons for the award. In making such award, the arbitrators shall be authorized to award interest on any amount awarded, which interest shall not be paid from the Escrow Account. This provision for arbitration shall be specifically enforceable by the Seller and the Buyers and the decision of the arbitrators in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Each of the Seller and the Buyers shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equally shared; provided, however, that if in the opinion of the arbitrators any claim or any defense or objection thereto was frivolous or in bad faith, the arbitrators may assess, as part of the award, all or any part of the arbitration expenses of the other party (including reasonable attorneys’ fees) and of the arbitrators against the party raising such unreasonable claim, defense or objection.

(b) The parties hereto acknowledge that a breach of this Section 15 would result in irreparable injury to the non-breaching party, and the non-breaching party will be entitled to seek equitable relief, including specific performance, to enforce the provisions of this Section 15.

Section 16. Time of the Essence. With regard to all dates and time periods set forth, or referred to, in this Agreement, time is of the essence.

SECTION 17. Costs and Expenses. Each party agrees to pay all costs and expenses that it incurs in connection with to the negotiation, execution, delivery and performance of the Transaction Documents.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above-written.

Name of Buyer:

Signature of Authorized Signatory of Buyer: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: ___________________________________________________

Shares to be purchased: 237,304

Warrants to be purchased: 118,652

Address:

Mailing Address:

Registered Address:

Email Address:

Name of Buyer:

Signature of Authorized Signatory of Buyer: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: ___________________________________________________

Shares to be purchased: 355,956

Warrants to be purchased: 177,978

Address:

Mailing Address:

Registered Address:

Email Address:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SELLER SIGNATURE PAGE TO AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Seller: Terra Tech Corp.

Signature of Authorized Signatory of Seller: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: ___________________________________________________

Shares to be sold: 593,260

Warrants to be sold: 296,630

Address:

Email Address:

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Schedule 1

Seller

Name	Number of Shares	Number of Warrant Shares Underlying Warrants

Terra Tech Corp.	593,260	296,630

Buyers

Name	Number of Shares	Number of Warrant Shares Underlying Warrants	Aggregate Purchase Price

	237,304	118,652	TBD

	355,956	177,978	TBD

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EXHIBIT A

Warrants

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EXHIBIT B

Escrow Agreement

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